Exhibit 10.24

FIFTH AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Fifth Amendment to Amended and Restated Loan and Security Agreement is entered into as of November 30, 2011 (the “Amendment”), by and between APPLIED OPTOELECTRONICS, INC (“Borrower”) and EAST WEST BANK (“Bank”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of May 20, 2009, as amended from time to time including that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of May 3rd, 2010, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of October 28th, 2010, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of December 6th, 2010, that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of May 5th, 2011, and that certain letter dated September 30, 2011 (collectively, the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, the parties agree as follows:

1.                                      Borrower acknowledges that there are existing and uncured Events of Default arising from Borrower’s failure to comply with Sections 6.6 and 6.15 of the Agreement for the quarter ended September 30, 2011 (the “Existing Defaults”).  Subject to the conditions contained herein and performance by Borrower of all of the terms of the Agreement after the date hereof, Bank waives the Existing Defaults. Bank does not waive Borrower’s obligations under such sections after the date hereof, and Bank does not waive any other failure by Borrower to perform its Obligations under the Loan Documents.

2.                                      The following defined term set forth in Section 1.1 of the Agreement is amended in its entirety to read as follows:

“EXIM Maturity Date” means March 31, 2012.

3.                                      Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remains in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all instruments, documents and agreements entered into in connection with the Agreement.

4.                                      Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

5.                                      This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

6.                                      As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)                                 this Amendment, duly executed by Borrower;

(b)                                 an amendment fee of $1,000 to Bank, plus an amount equal to all Bank Expenses incurred through the date of this Amendment; and

(c)                                  such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

APPLIED OPTOELECTRONICS, INC.

By:	/s/ Chih-Hsiang (Thompson) Lin

Title: CEO

EAST WEST BANK

By:	/s/ Lisa Chang

Title: VP